UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________
FORM 8-K
_________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 27, 2012
_________________
CHIQUITA BRANDS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)
_________________

New Jersey	1-550	04-1923360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Caldwell Street, Charlotte, North Carolina 28202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (980) 636-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On October 27, 2012, the Board of Directors of Chiquita Brands International, Inc. (the "Company") elected a new director, Ronald V. Waters III. Mr. Waters, age 60, has been a private investor since May 2010. He previously served as President and Chief Executive Officer of LoJack Corporation, a global leader in finding and recovering a wide range of mobile assets including cars, from January 2009 to May 2010. From February 2007 to December 2008 he served as LoJack’s Chief Operating Officer. Mr. Water’s also served as a member of the Board of Directors of LoJack from February 2007 to May 2010. Prior to joining LoJack, Mr. Waters served as Chief Operating Officer of Wm. Wrigley Jr. Company, a global leader in confections, from 2003 to 2006 and Chief Financial Officer from 1999 to 2003. He also currently serves as a director of Fortune Brands Home & Security, Inc. and HNI Corporation.

Mr. Waters will receive the Company's standard compensation package for non-employee directors, which is described in the Company’s proxy statement for its 2012 Annual Meeting of Shareholders in the section entitled “Compensation of Directors – Annual Compensation of Non-Employee Directors.” Mr. Waters also will serve on the Board’s Audit Committee.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
Exhibit 99.1	Press Release issued by Chiquita Brands International, Inc., dated as of October 29, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2012
CHIQUITA BRANDS INTERNATIONAL, INC.

	By:	/s/ James Thompson
James E. Thompson
Senior Vice President, General Counsel and Secretary